Exhibit 10.1

Long-Term (LTI)

Stock Performance Program

2007

Long-Term Incentive (LTI) Stock Performance Program.

Sterling Bank, as an integral part of its compensation strategies, has developed a stock performance program designed to reward bank officers for individual contributions to company-wide results and to serve as a retention vehicle for executive officers and key employees.

Incentives, when used to influence behavior and performance, can improve the likelihood that the organization’s goals will be achieved.

Equity-based awards may be granted each year and the vesting of such awards is specifically tied to performance metrics approved by the Board of Directors that reflect the linkage between a portion of the officers’ total compensation and the creation of shareholder value.

It is the desire of the program that participating employees accumulate a significant level of equity in the company over the course of their entire career with Sterling Bank with a balance of measurable benefits to our shareholders.

All awards for this program are made under the Shareholder approved 2003 Stock Incentive and Compensation Plan. All awards of stock under this program are considered as recommended grants until approved by the Human Resource Programs Committee.

Definitions:

Sterling Bank officers: Employees who have been designated as an officer of the Bank by the Bank Board and are actively employed by Sterling Bank or any of its subsidiaries.

Program: For purposes of this document, “Program” refers to the Long-Term Incentive (LTI) Stock Performance Program.

Recipient: A bank officer who is actually granted an award under the Program.

Annual awards: Stock awards (phantom units or options) granted during any calendar year to a specific recipient.

Fair Market Value: For purposes of the Program, but not necessarily for tax or other purposes, “Fair Market Value” means the closing price of Sterling Bancshares, Inc. common stock on the National Association of Securities Dealers Automated Quotations (NASDQ) on the business day immediately preceding the grant date.

SBIB: Sterling Bancshares, Inc.

Eligibility

All officers of Sterling Bank are eligible to participate in the Program. Participation in the program does not ensure that the officer will be a recipient of an award. Awards are made on an individual basis considering the employee’s performance, scope of responsibilities, and long-term impact on company-results.

Officers who receive an award during one calendar year are not guaranteed an award in subsequent calendar years.

Program Levels

Each officer position is assigned to one of seven Program Level Groups. Each group is designed to reflect the scope of responsibilities associated with the position. Level 1 represents the most senior executive positions in the company. A complete list of positions within each Program Level Group is attached. See Attachment A.

The Program Level will determine the target stock award (number of shares) level for each group.

The target award level is a guideline only to aid in the administration of the program. The actual awards granted may be higher or lower at the discretion of the President and CEO with the approval of the Human Resources Programs Committee. A table listing the target awards by level is attached. See Attachment B.

The Program Level Group to which a specific officer position is assigned may change each year depending on the organizational structure of the company. All changes are reviewed and approved by the President and CEO and the Chief Human Resources Officer.

The position of President and CEO, as an officer of the company, is an eligible participant in the Program. The Program Level for this position is designated as a separate group, not included in the groups 1 to 7, and has a specific award target. The award type is a combination of performance-based phantom stock units and incentive stock options as described below for program level groups 1, 2, and 3.

Award Type

Program Level Groups 1, 2 and 3 may be granted stock awards that are comprised of two award types. Fifty-percent of the stock award is in the form of “Performance-Based Phantom Stock Units” and the other fifty-percent in the form of Incentive Stock Options.

For the “Performance-Based Phantom Stock Units” portion to be earned, certain performance results in relative comparison to a defined peer group of financial institutions must be achieved by the end of the three-year vesting period stipulated in the award grant. For awards granted under this program, the three year performance vesting period will be measured in calendar years with the first year of the three year period being the year in which the award is granted.

Two key performance metrics have been approved by the Board of Directors: Return on Assets and Earning Per Share Growth. The performance metrics are evaluated independently at the end of the three-year period and the combined peer performance rankings determine the amount of the award that vests. Performance metric results have been scaled so that recipients can receive 1) a partial award in the event that acceptable, but not the desired results are achieved, 2) a full award if the desired results are achieved, or 3) an enhanced award in the event that better than the desired results are achieved. It is possible that if the results are unacceptable and a minimum threshold of comparative performance is not achieved, no portion of the award will vest at the end of the vesting period. A table listing the performance results for each performance metric is attached. See Attachment C.

In the event of a Change of Control, all awards will vest under the terms of the stock plan. Should a Change of Control occur, any unvested Phantom Stock Units will be accelerated to vest at 100% of the original grant.

An award recipient must remain continuously employed by Sterling Bank through the date in which the Phantom Stock Units vest. This portion of the award cliff vests only at the end of the three-year period and only to the extent that comparative performance metrics at the end of that three-year period have been achieved.

The remaining fifty-percent portion of the award is in the form of an Incentive Stock Option. This is an award that vests in equal increments over a three-year period of time and is in the form of a stock option that has met certain tax requirements which may entitle the recipient to favorable tax treatment. This type of stock award complies with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or any successor section of the Code. This portion is a time-based vesting award and vests independently from that of the Performance-Based Phantom stock units. However, vesting only occurs if the award recipient remains continuously employed by Sterling Bank through the date in which vesting occurs. In the event of a Change of Control, all option awards will vest under the terms of the stock plan.

A new award may be granted to officers in Program Level Groups 1, 2 and 3 each calendar year. The Performance Based Phantom Stock Unit portion of the new award is subject to performance metrics at the end of the new three-year period. The performance metrics are subject to annual approval by the Human Resources Program Committee.

Program Level Groups 4, 5, 6, and 7 may be granted an award in the form of an Incentive Stock Option. This is an award that vests in equal increments over a three-year period of time and is in the form of a stock option that has met certain tax requirements which may entitle the recipient to favorable tax treatment. This type of stock award complies with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or any successor section of the Code. This option award is a time-based vesting award and vesting only occurs if the award recipient remains continuously employed by Sterling Bank through the date in which vesting occurs. In the event of a Change of Control, all option awards will vest under the terms of the stock plan.

A new award may be granted to officers in Program Level Groups 4, 5, 6, and 7 each calendar year. Each new award is treated separately for vesting purposes.

New Hires

Newly hired officers may receive a stock award as part of their employment offer. If a stock award is incorporated into an employment offer, the actual award will be made in the first month of the next quarter following the date of employment. Receiving a new hire award, under the Program, does not impact the officer’s participation in the annual award process. However, a newly hired officer’s first year participation target may be impacted by the months of service to Sterling Bank that have been completed at the time of the award.

The following guidelines are to be used when formulating an employment offer for an officer candidate:

•	Employment offers for candidates offered Level 1, 2 or 3 positions will include a new hire stock award not to exceed the following targets:

Level	2007	2008	2009
1	4,500 PBPSU; 4,500 ISO	6,000 PBPSU; 6,000 ISO	7,500 PBPSU; 7,500 ISO
2	2,000 PBPSU; 2,000 ISO	2,500 PBPSU; 2,500 ISO	2,850 PBPSU; 2,850 ISO
3	1,000 PBPSU; 1,000 ISO	1,200 PBPSU; 1,200 ISO	1,200 PBPSU; 1,200 ISO

Typically, candidates offered positions at these levels have been participants in their former employers’ stock performance programs. Participation in the program is normal and customary.

The award levels stipulated above are for guidance purposes. Fifty-percent of the award will be Performance-Based Phantom Stock Units tied to the performance metrics determined for that three-year, cliff vesting period, and fifty-percent will be award as time-based, vesting Incentive Stock Options. A request for an award that exceeds the target for either Performance-Based Phantom Stock Units or Incentive Stock Options must be approved by the Chief Human Resources Officer and may also require the approval of the President and CEO.

•

Employment offers for candidates being offered Level 4 and 5 positions may include an incentive stock option award if it is deemed necessary to gain acceptance of the offer. It is possible that individuals at these levels have participated in a stock award program and may be forfeiting unvested portions of previous awards. It is important to confirm the applicant’s prior participation levels and the value of the forfeited stock before formulating an employment offer.

The new hire incentive stock option awards for Level 4 and 5 positions should not exceed the following targets:

Level	# of ISO Shares
4	1,300
5	740

Proposed stock awards for Level 4 and 5 positions must be reviewed by the Director, HR Services, or the Director, HR Operations, before inclusion in the offer letter. A request for an award that exceeds the target must be approved by the Chief Human Resources Officer and may also require the approval of the President and CEO.

Employment offers for candidates being offered Level 6 and 7 positions do not usually include stock awards. Officers hired into Level 6 and 7 positions are eligible to participate in the annual stock award program. Exceptions to this provision must be discussed with the Director of HR Services, or the Director of HR Operations and approved by the Chief Human Resources Officer and the President, and CEO

Effective Date

“Performance Based Phantom Stock Units” are granted as soon as administratively possible following the end of the three-year performance period. The target date for the annual award will be April of each calendar year.

Incentive Stock Option awards under this Program are typically effective the first of the quarter following the award date. The target date for the annual award will be April of each calendar year.

Stock Administration

Sterling Bank uses Charles Schwab to provide stock program administration and brokerage services for cashless transactions to participants in Sterling Bank’s Long Term Stock Performance Program.

All stock award grant distributions and stock option exercise transactions, including sales associated with the transactions, will be processed by Charles Schwab. After settlement of shares acquired from a grant award distribution or stock option exercise transaction, the shares may be transferred to another broker of the recipient’s choice. Any fees associated with the transfer are the responsibility of the recipient.

For participants who already have a brokerage account with Charles Schwab, there is no further action required. For participants who have a brokerage account with another broker, it will be necessary to open a Charles Schwab account. Recipients can access the Charles Schwab’s website, www. Schwab.com to set up an account and establish a password.

Shares Issued

Shares issued under this Program are shares of Sterling Bancshares, Inc. common stock that is authorized under the Shareholder approved 2003 Stock Incentive and Compensation Plan.

Other Stock Awards

Outside the specifics of this Program, the President and CEO, at his discretion, may recommend an immediate common stock grant, a special grant of Phantom Stock Units, or an Incentive Stock Option award to any employee of Sterling Bank or any of its subsidiaries. Such a discretionary award will have a specified, requested effective date and may be designed to vest immediately, or over a three-year period.

Awards of this type are also issued under the Shareholder approved 2003 Stock Incentive and Compensation Plan and are subject to the final approval by the Human Resources Programs Committee.

Program Review

This program is subject to annual review and approval by the Human Resources Programs Committee. As a result of this review, changes may occur without prior notification to recipients.

Employment-At-Will

Nothing in this document is intended, explicitly or implicitly, to alter the company’s employment-at-will relationship with its employees, including those designated as bank officers. Participation and receipt of an award under this Program do not ensure continued employment.

Effective Date

This Program is effective September 1, 2007.

Attachment A

LTI Level Groupings by Job Title

Level	Job Title	Paygrade Description
JDB	President	Officer - 99

1	Chief Financial Officer	Officer - 98
	Chief Risk Officer	Officer - 98
	General Counsel	Officer - 98
	Chief Information Officer	Officer - 98
	Corp Mgr Pers Relationship Bkg	Officer - 98
	Chief HR Officer	Officer - 98
	Mgr Specialized Bkng & Invest	Officer - 97
	Dir of Operations	Officer - 98
	Regional CEO (BOTH Regional CEO)	Officer - 97
	Dir Corporate Communications	Officer - 98

2	Mgr PCS	Officer - 71
	Mgr International Banking	Officer - 71
	Mgr Energy Lending	Officer - 71
	Mgr SB Capital Markets	Officer - 71
	Mgr TMS Sales	Officer - 69
	Mgr TMS Client Supt & Prod Dev	Officer - 69
	Dir Internal Audit	Officer - 69
	Market CEO (BOTH Market CEO)	Officer - 69
	Manager, Commercial Banking - San Ant.	Officer - 69
	Treasurer	Officer - 70

3	Asst General Counsel	Officer - 69
	Mgr Special Assets	Officer - 67
	Chief Operations Officer Leasing	Officer - 68
	Chief Technology Officer	Officer - 67
	Corporate Business Dev Officer	Officer - 67
	Deputy Chief Credit Officer	Officer - 67
	Deputy Chief Risk Officer	Officer - 67
	Dir Compliance	Officer - 68
	Dir HR Operations	Officer - 68
	Dir HR Services	Officer - 68
	Dir Organization Development	Officer - 68
	Energy Lender II	Officer - 67
	Enterprise Risk Manager	Officer - 67
	Mgr Dealer Paper	Officer - 68
	Mgr SBA Lending	Officer - 70
	Regional Chief Credit Officer	Officer - 68
	Senior Lender	Officer - 68
	Region Manager (BOTH RM)	Officer - 65
	Operations Division Manager	Officer - 69

4	Mgr Trust Operations	Officer - 70
	Regional Credit Officer (BOTH RCO)	Officer - 66
	Mgr Wholesale Real Estate Funding	Officer - 66
	Mgr Loan Center Operations	Officer - 66
	Loan Closing and Funding Officer	Officer - 66
	Credit Administration Officer	Officer - 66
	Mgr Wire and ACH Services	Officer - 66
	Mgr Technology Development	Officer - 66
	Mgr Real Estate and Facilities	Officer - 66
	Mgr Office Assistance	Officer - 66
	Mgr Call Center	Officer - 66
	Dir Security	Officer - 66
	Lender III	Officer - 66
	Mgr Financial Reporting	Officer - 65
	Mgr Accounting Ops	Officer - 65

LTI Level Groupings by Job Title

Level	Job Title	Paygrade Description
5	TMS Product Manager	Officer - 65
	Financial Svcs Consultant II	Officer - 65
	Mgr Specialized Markets	Officer - 65
	Loan Review Officer	Officer - 65
	VP Shared Services	Officer - 65
	Training Program Manager	Officer - 65
	TMS Product Manager	Officer - 65
	Mgr Internal Audit	Officer - 65
	Mgr Home Equity Lending Ops	Officer - 65
	Mgr Benefits	Officer - 65
	Mgr Accounting-Tax & Projects	Officer - 65
	Loan Review Officer	Officer - 65
	Letters of Credit Officer	Officer - 65
	HR Generalist IV	Officer - 65
	Lender II	Officer - 64
	TMS Sales Officer II	Officer - 65
BOTH Mgr Operations & Tech
BOTH Lender - Specialty
BOTH Lender - Business

6	Senior Internal Audit Officer	Officer - 64
	Mgr Single Point of Contact	Officer - 64
	Facilities Project Manager III	Officer - 64
	Core Product Support Manager	Officer - 64
	Assistant Finance Manager	Officer - 64
	Technology Officer	Officer - 64
	Mgr Telecom and Network Infrastructure	Officer - 64
	Mgr SBA Operations	Officer - 64
	Loan Workout Officer II	Officer - 64
	SCM-Wholesale Real Estate Sales Mgr	Officer - 64
	Private Banking Officer II	Officer - 64
	Mgr Treasury Portfolio	Officer - 64
	Mgr Officer Dev Program	Officer - 64
	Lender II - Dealer Paper	Officer - 64
	International Banking Officer	Officer - 64
	International Banking Officer	Officer - 64
	Computer Operations Manager	Officer - 64
	Commission Broker	Officer - 64
	Banking Center Manager III	Officer - 63
	TMS Sales Officer I	Officer - 63
BOTH Business Dev Officer

LTI Level Groupings by Job Title

Level	Job Title	Paygrade Description
7	Special Assets Portfolio Manager	Officer - 63
	HR Generalist III	Officer - 63
	Funding Manager	Officer - 63
	Business Dev Officer	Officer - 63
	Assistant Accounting Manager	Officer - 63
	Asset Liability Manager	Officer - 63
	Mgr Document Preparation	Officer - 63
	Mgr Credit Analysts	Officer - 63
	Credit Administration Officer	Officer - 63
	Business Dev Officer SBA	Officer - 63
	Special Assets Portfolio Manager	Officer - 63
	SBA Operations Officer	Officer - 63
	Mgr Internet Banking	Officer - 63
	Mgr Corp Communication	Officer - 63
	Mgr B2B	Officer - 63
	Business Dev Officer SBA	Officer - 63
	Business Dev Officer	Officer - 63
	SBA Portfolio Manager	Officer - 62
	Mgr Accounts Payable	Officer - 62
	Loan Risk Officer	Officer - 62
	Deposit Services Manager	Officer - 62
	Wire Transfer Supervisor	Officer - 61
	Mgr Purchasing	Officer - 61
	ACH Supervisor	Officer - 61
	Mgr Collections	Officer - 61
	Specialized Markets Officer	Officer - 60
	Mgr Loan Operations	Officer - 60
	Assistant Call Center Manager	Officer - 60
	TMS Client Services Associate	Officer - 60
	Mgr Items Processing	Officer - 60
	Document Imaging Supv	Officer - 60
	Deposit Services Supervisor	Officer - 60
	Credit Officer	Officer - 60
	Bankruptcy Trustee Svcs Supv	Officer - 60
	Assistant Compliance Officer	Officer - 60
	Mgr Loan Operations	Officer - 60
	Lending Officer	Officer - 62
	Banking Center Manager II	Officer - 61
	Banking Center Manager I	Officer - 60
	PCS Ops & Financial Ctr Supv	Officer - 63
BOTH Personal Relationship Off
BOTH Banking Center Manager
BOTH Teller Manager
BOTH Public Relations Officer
BOTH Operations Manager
BOTH Lobby Services Manager
BOTH Loan Review Officer

Vice Chairman incumbents are not assigned to a group and will participate on a discretionary basis.

Attachment B

LTI Program Award Targets by Level

Level	Year	target # shares PBPSU	target # shares Stock Options (ISO)	Target Total
1	2007	4,500	4,500	9,000
	2008	6,000	6,000	12,000
	2009	7,500	7,500	15,000

2	2007	2,000	2,000	4,000
	2008	2,500	2,500	5,000
	2009	2,850	2,850	5,700

3	2007	1,000	1,000	2,000
	2008	1,200	1,200	2,400
	2009	1,200	1,200	2,400

4	2007		1,300	1,300
	2008		1,300	1,300
	2009		1,300	1,300

5	2007		740	740
	2008		740	740
	2009		740	740

6	2007		560	560
	2008		560	560
	2009		560	560

7	2007		325	325
	2008		325	325
	2009		325	325

Attachment C

LTI Program Three-Year Performance Metrics For Phantom Stock Units

STERLING BANCSHARES, INC. PERFORMANCE BASED PHANTOM STOCK UNITS VESTING TABLE
Return on Assets Sterling Bank performance Vs. PEERS 50% Weight		Earning per Share Growth Sterling Bank performance Vs. PEERS 50% Weight
Percentile Rank	Percent of PRS Vested	Percentile Rank	Percent of PRS Vested	Percent of award based on performance results
0-29.99%tile	0%	0-29.99%tile	0%	0%
30-34.99%tile	10%	30-34.99%tile	10%	20%
35-39.99%tile	25%	35-39.99%tile	25%	50%
40-49.99%tile	40%	40-49.99%tile	40%	80%
50-64.99%tile	50%	50-64.99%tile	50%	100%
65-74.99%tile	75%	65-74.99%tile	75%	150%
75%tile or higher	100%	75%tile or higher	100%	200%

PSU grants will generally be made in April of each year based upon the individual officer's contribution in the previous calendar year. The award will vest three years from the date of the original grant, and the performance of the bank relative to the peer group in the most recently completed calendar year at the end of the three year period will determine how much if any of the grant vests.

Example: If PSUs had been issued in April of 2004, the three years vesting period would have concluded in April of 2007. Performance relative to peer would have been determined by comparing calendar year 2006 results with the remaining participants in the peer group that was established for 2004. Using Sterling's 2006 results relative to our peer group, we would have achieved the following: ROA of 1.18 placing Sterling in the 37th percentile relative to peer and yielding a 25% vesting. EPS Growth of 24.5% placing Sterling in the 78th percentile and yielding a 100% vesting. The combined vesting for this grant would therefore be 125% of the original award.